As filed with the Securities and Exchange Commission on February 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Smart Sand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1400	45-2809926
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

(281) 231-2660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Young

Chief Executive Officer

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

(281) 231-2660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Alan Beck Julian J. Seiguer Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-215554

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,092,500	$17.50	$19,118,750	$2,216

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-215554).
(2)	Based on the public offering price.
(3)	The Registrant has previously paid $11,590 for the registration of $100,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on January 13, 2017 (File No. 333-215554). The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 2, 2017), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of common stock of Smart Sand, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-215554), initially filed by Smart Sand, Inc. with the Securities and Exchange Commission on January 13, 2017, as amended by Amendment No. 1 thereto filed on February 1, 2017, Amendment No. 2 thereto filed on February 1, 2017, and which was declared effective on February 1, 2017, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-215554), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of John T. Boyd Company

23.3*	Consent of Stim-Lab Inc.

23.4*	Consent of Spears & Associates

23.5*	Consent of PropTester, Inc.

23.6*	Consent of Freedonia Group

23.7*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on Page II-5 of the Registration Statement on Form S-1 (File No. 333-215554) filed on January 13, 2017)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on February 1, 2017.

Smart Sand, Inc.

By:	/s/ Charles E. Young
Charles E. Young Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2016.

Signature	Title

/s/ Charles E. Young Charles E. Young	Chief Executive Officer and Director (Principal Executive Officer)

* Lee E. Beckelman	Chief Financial Officer (Principal Financial Officer)

* Susan Neumann	Vice President of Accounting, Controller and Secretary (Principal Accounting Officer)

* José E. Feliciano	Director (Co-Chairman of the Board)

* Colin Leonard	Director

* Timothy J. Pawlenty	Director

* Andrew Speaker	Director (Co-Chairman of the Board)

* Tracy Robinson	Director

* Sharon Spurlin	Director

* By:	/s/ Charles E. Young
Charles E. Young Attorney-in-fact

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EXHIBIT INDEX

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-215554), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of John T. Boyd Company

23.3*	Consent of Stim-Lab Inc.

23.4*	Consent of Spears & Associates

23.5*	Consent of PropTester, Inc.

23.6*	Consent of Freedonia Group

23.7*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on Page II-5 of the Registration Statement on Form S-1 (File No. 333-215554) filed on January 13, 2017)

*	Filed herewith.

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